Exhibit 99.1

AgEagle Aerial Systems Appoints Seasoned Defense Industry Executive William Irby as President

Established leader in the Unmanned Aerial System (UAS) sector to focus on driving sustainable growth

WICHITA, Kan., February 15, 2024 – AgEagle Aerial Systems Inc. (NYSE: UAVS) a leading provider of best-in-class full stack unmanned aerial systems (UAS), sensors and software solutions for customers worldwide in the commercial and government verticals, today announces the appointment of William “Bill” Irby as President, effective February 12, 2024.

AgEagle’s Chairman and Interim CEO, Grant Begley, commented, “Bill is a timely and exciting addition to AgEagle’s leadership team. His significant defense industry experience — particularly in scaling unmanned technology, product development, and business operations — will be transformative for AgEagle as we enter our next stage of growth. We believe Bill’s deep domain UAS professional successes and industry foresight will contribute as we continue to expand our market footprint and focus on building sustainable shareholder value.”

Irby, a United States Naval Academy alum, has more than 25 years of senior management experience in uncrewed air and maritime systems, actuation hardware, ISR systems, and communication systems. He served as a Vice President at Northrop Grumman, one of the world’s largest weapons manufacturers and military technology providers, generating $30 billion annually. Most recently Bill was President of MTI and Steel Partners Holdings L.P., a diversified global holding company with operations in industrial products, energy, defense, supply chain management and logistics.

An active Board member of Ghost Robotics and Chairman of the Association for Uncrewed Vehicle Systems International (AUVSI), Irby also served as President of VBAT, leading the former Martin UAS business after Shield AI’s acquisition, and L3 Harris Technologies, directing the Reconnaissance Mission Systems division providing world-class complex systems development and integration, ISR capabilities, senior leader communications systems and aircraft modification services/sustainment.

He holds a Master’s degree in Technical Management from Johns Hopkins University and a Bachelor’s degree in Engineering from the United States Naval Academy. He also serves as a Board member of Secmation and LaunchPoint Electric Propulsion Solutions.

Irby commented, “The escalating interest from government and military agencies worldwide in AgEagle’s best-in-class eBee VISION and TAC UAS, sensors and software presents a significant inflection point for the Company. I am eager to leverage my expertise in scaling operations within the global defense and security industry to help drive long-term value for all our stakeholders.”

About AgEagle Aerial Systems Inc.:

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack UAS, sensors and software solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars, or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

AgEagle Aerial Systems Contacts:

Investor Relations:

Email: UAVS@ageagle.com

Media:

Email: media@ageagle.com